Exhibit 99.1

PRESS RELEASE
Financial Contact:
Robert A. Milligan
Chief Financial Officer
480.998.3478
HEALTHCARE TRUST OF AMERICA, INC. REPORTS 13% INCREASE IN NORMALIZED FFO PER SHARE IN 2014
Q4 2014 Normalized FFO increased 12% to $0.37 per diluted share
Same-Property Cash NOI grew by 3.3%
Scottsdale, Arizona (February 17, 2015) - Healthcare Trust of America, Inc. (NYSE: HTA) (“HTA”) announced results for the quarter and year ended December 31, 2014. Effective December 15, 2014, HTA completed a reverse stock split in which every two issued and outstanding shares of common stock were converted into one share of common stock. All share and per share amounts have been retrospectively adjusted to reflect the reverse stock split.
Fourth Quarter 2014 Highlights

•	Normalized FFO: Increased 13.0% to $45.3 million, compared to Q4 2013.

•	Normalized FFO Per Share: $0.37 per diluted share, an increase of $0.04 per diluted share, or 12%, compared to Q4 2013.

•	Normalized FAD: $0.32 per diluted share, or $40.0 million, an increase of $0.03 per diluted share, or 10%, compared to Q4 2013.

•	Same-Property Cash NOI: Increased $1.8 million, or 3.3%, to $56.8 million, compared to Q4 2013. Same-Property rental revenue increased $1.5 million, or 2.4%, to $65.4 million, compared to Q4 2013.

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Acquisitions: During the quarter, HTA acquired $122.0 million of medical office buildings (95% leased and approximately 375,000 square feet of GLA). The acquisitions were primarily located in our key markets of Charleston, Denver and White Plains, plus a new market of Honolulu, Hawaii.

•	Dispositions: During the quarter, HTA sold one portfolio of medical office buildings for a gross sales price of $40.9 million. HTA realized a gain of $16.1 million from this disposition.

•	Leasing: During the quarter, HTA entered into new and renewal leases on approximately 269,000 square feet of GLA, or 1.8% of its portfolio. Tenant retention for the quarter was 81% by GLA.

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Balance Sheet: At the end of the year, HTA had total liquidity of $868.9 million, including $858.5 million of availability on its unsecured revolving credit and term loan facility (the “Unsecured Credit Agreement”) and $10.4 million of cash and cash equivalents. The leverage ratio of debt to capitalization was 29.2%.

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Debt Refinance: In November 2014, HTA amended its Unsecured Credit Agreement. The amendment increased the amount available under the unsecured revolving credit facility by $150.0 million to $800.0 million. In addition, the amendment extended the maturity dates to January 2020 (including extension options) and decreased borrowing costs.

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Equity Raise: During the quarter, HTA issued $152.9 million comprised of $135.9 million from the sale of shares of common stock at an average price of $24.28 per share, after giving effect to the reverse stock split, and $17.0 million from the issuance of Class A Units.

Full Year 2014 Highlights

•	Stockholders Return: Generated 2014 returns that exceeded the SNL Healthcare Index by 1,100 basis points and the MSCI US REIT (RMS) Index by 1,300 basis points.

•	Normalized FFO: Increased 19.5% to $176.6 million, compared to 2013.

•	Normalized FFO Per Share: $1.46 per diluted share, an increase of $0.17 per diluted share, or 13%, compared to 2013.

•	Normalized FAD: $1.28 per diluted share, or $155.1 million, an increase of $0.12 per diluted share, or 10%, compared to 2013.

•
Acquisitions: During the year, HTA acquired $439.5 million of high quality medical office buildings (95% leased and approximately 1.2 million square feet of GLA), an increase in HTA’s total investments by approximately 15% by purchase price.

•
Dispositions: During the year, HTA initiated its asset recycling program and sold three portfolios of medical office buildings for an aggregate gross sales price of $82.9 million. These dispositions generated gains of $27.9 million.

•	Leasing: During the year, HTA entered into new or renewal leases on approximately 1.6 million square feet of GLA, or 10.8% of its portfolio. Tenant retention for the year was 83% by GLA.

•	Leased Rate: At the end of the year, the leased rate by GLA was 92.0%, an increase from 91.6% as of December 31, 2013.

•	Debt Refinance: During the year, HTA raised $300.0 million in senior notes maturing in 2021 and up-sized the credit agreement to $1.1 billion.

•
Equity Raise: During the year, HTA issued $171.2 million comprised of $154.2 million from the sale of shares of common stock at an average price of $24.21 per share, after giving effect to the reverse stock split, and $17.0 million from the issuance of Class A Units.

•	Credit Rating Upgrade: In May 2014, Standard & Poor’s upgraded HTA’s investment grade credit rating to BBB, with a stable outlook.
Financial Results
Rental Income
Rental income increased 13.7% to $94.9 million for the three months ended December 31, 2014, compared to $83.4 million for the three months ended December 31, 2013. The increase in rental income was primarily driven by $439.5 million of acquisitions during 2014, together with Same-Property growth.
Normalized FFO
Normalized Funds from Operations (“Normalized FFO”) was $0.37 per diluted share, or $45.3 million, for the three months ended December 31, 2014, compared to $0.33 per diluted share, or $40.1 million, for the three months ended December 31, 2013.
FFO
FFO was $0.33 per diluted share, or $41.0 million, for the three months ended December 31, 2014, compared to $0.32 per diluted share, or $38.0 million, for the three months ended December 31, 2013.
Normalized FAD
Normalized Funds Available for Distribution (“Normalized FAD”) was $0.32 per diluted share, or $40.0 million, for the three months ended December 31, 2014, compared to $0.29 per diluted share, or $34.9 million, for the three months ended December 31, 2013.
NOI
Net Operating Income (“NOI”) was $66.7 million for the three months ended December 31, 2014, compared to $59.3 million for the three months ended December 31, 2013.
Same-Property Cash NOI
Same-Property Cash NOI increased $1.8 million, or 3.3%, to $56.8 million for the three months ended December 31, 2014, compared to $55.0 million for the three months ended December 31, 2013. Same-Property rental revenue increased $1.5 million, or 2.4%, to $65.4 million for the three months ended December 31, 2014, compared to the three months ended December 31, 2013.
General and Administrative Expenses
General and administrative expenses were $6.8 million for the three months ended December 31, 2014, compared to $5.8 million for the three months ended December 31, 2013.
Interest Expense and Change in the Fair Value of Derivative Financial Instruments
The total interest expense and change in the fair value of derivative financial instruments for the three months ended December 31, 2014 was $17.6 million, which included $15.6 million of interest expense related to debt and interest rate swaps, and a net loss of $2.0 million on the change in the fair value of HTA’s derivative financial instruments.
HTA ended the year with a weighted average borrowing cost of 3.76% per annum, inclusive of interest rate swaps. The weighted average remaining term of the debt portfolio (including extension options) increased to 5.6 years from 5.2 years at December 31, 2013.
Net Income
Net income for the three months ended December 31, 2014 was $21.5 million, compared to $4.1 million for the three months ended December 31, 2013.
Balance Sheet
As of December 31, 2014, HTA had total assets of $3.0 billion, cash and cash equivalents of $10.4 million and $858.5 million available on its Unsecured Credit Agreement. HTA ended the year with low leverage totaling 29.2% debt to capitalization.

Leased Rate, Occupancy Rate and Tenant Retention
The leased rate (includes leases which have been executed, but which have not yet commenced) was 92.0% by gross leasable area (“GLA”), an increase from 91.6% as of Q4 2013. The occupancy rate of HTA’s portfolio was 91.4% by GLA, an increase from 91.2% as of Q4 2013. Tenant retention for the quarter was 81% by GLA.
Credit Rated Tenants
Investment grade rated tenants as a percent of annualized base rent was 41% as of December 31, 2014. Additionally, 57% of HTA’s annualized base rent as of December 31, 2014 is derived from tenants that have (or whose parent companies have) a credit rating from a nationally recognized rating agency.
In-House Property Management and Leasing Platform
As of December 31, 2014, HTA expanded its in-house property management and leasing platform bringing total in-house GLA to approximately 13.4 million square feet, or 90% of HTA’s total portfolio.
About Healthcare Trust of America, Inc.
Healthcare Trust of America, Inc. (NYSE: HTA), a publicly traded real estate investment trust, is a real estate company that acquires, owns, and operates medical office buildings located primarily on-campus or affiliated with the nation’s leading healthcare systems. HTA is known for its exclusive dedication to the medical office sector and believes that this focus will be advantageous to the extent the healthcare sector benefits from major macroeconomic tailwinds.
Since its formation in 2006, HTA has invested approximately $3.3 billion in medical office buildings comprising 14.8 million square feet in 28 states. A disciplined and targeted acquisition approach has positioned the real estate portfolio in certain key markets (among others) with growing and healthy economics, including: Albany, Atlanta, Boston, Charleston, Dallas, Denver, Greenville, Houston, Indianapolis, Miami, Orlando, Phoenix, Pittsburgh, Raleigh, Tampa, and White Plains. The portfolio is operated by an in-house national asset management and leasing platform which is directed from over 10 full-service regional offices across the U.S. HTA has a consistent track record since listing on the New York Stock Exchange in 2012 and believes that a commitment to long-term real estate principals will assist in its goal to generate shareholder value. More information about HTA can be found on the company’s website at www.htareit.com.
Forward-Looking Language
This press release contains certain forward-looking statements with respect to HTA. Forward-looking statements are statements that are not descriptions of historical facts and include statements regarding management’s intentions, beliefs, expectations, plans or predictions of the future, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Because such statements include risks, uncertainties and contingencies, actual results may differ materially and in adverse ways from those expressed or implied by such forward-looking statements. These risks, uncertainties and contingencies include, without limitation, the following: changes in economic conditions generally and the real estate market specifically; legislative and regulatory changes, including changes to laws governing the taxation of REITs and changes to laws governing the healthcare industry; the availability of capital; changes in interest rates; competition in the real estate industry; the supply and demand for operating properties in our proposed market areas; changes in accounting principles generally accepted in the United States of America; policies and guidelines applicable to REITs; the availability of properties to acquire; and the availability of financing. Additional information concerning us and our business, including additional factors that could materially and adversely affect our financial results, include, without limitation, the risks described under Part I, Item 1A - Risk Factors, in our Annual Report on Form 10-K and in our other filings with the SEC.
Fourth Quarter Conference Call
HTA will host a conference call and webcast on Wednesday, February 18, 2015 at 1:00 p.m. Eastern Time (10:00 a.m. Pacific Time) to review its financial performance and operating results for the quarter and year ended December 31, 2014.
Conference Call and Webcast Details:
Domestic Dial-In Number: (877) 507-6265
International Dial-In Number: (412) 902-6633
Webcast: www.htareit.com under the Investor Relations tab
Replay Conference Call Details:
Domestic Dial-In Number: (877) 344-7529
International Dial-In Number: (412) 317-0088
Conference ID: 10059298
Available February 18, 2015 (one hour after the end of the conference call) to March 18, 2015 at 9:00 a.m. Eastern Time
Supplemental Information
Supplemental financial data are available on the company’s website at www.htareit.com.

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED BALANCE SHEETS
(In thousands, except share data)
(Unaudited)

	December 31, 2014	December 31, 2013
ASSETS
Real estate investments:
Land	$287,755	$203,001
Building and improvements	2,665,777	2,358,071
Lease intangibles	419,288	411,857
	3,372,820	2,972,929
Accumulated depreciation and amortization	(549,976)	(445,938)
Real estate investments, net	2,822,844	2,526,991
Real estate notes receivable	—	28,520
Cash and cash equivalents	10,413	18,081
Restricted cash and escrow deposits	20,799	18,114
Receivables and other assets, net	144,106	110,285
Other intangibles, net	43,488	50,343
Total assets	$3,041,650	$2,752,334
LIABILITIES AND EQUITY
Liabilities:
Debt	$1,412,461	$1,214,241
Accounts payable and accrued liabilities	101,042	82,893
Derivative financial instruments - interest rate swaps	2,888	5,053
Security deposits, prepaid rent and other liabilities	32,687	35,339
Intangible liabilities, net	12,425	11,797
Total liabilities	1,561,503	1,349,323
Commitments and contingencies
Redeemable noncontrolling interests	3,726	3,262
Equity:
Preferred stock, $0.01 par value; 200,000,000 shares authorized; none issued and outstanding	—	—
Class A common stock, $0.01 par value; 1,000,000,000 shares authorized; 125,087,268 and 118,440,307 shares issued and outstanding as of December 31, 2014 and 2013, respectively (1)	1,251	1,184
Additional paid-in capital (1)	2,281,932	2,128,082
Cumulative dividends in excess of earnings	(836,044)	(742,060)
Total stockholders’ equity	1,447,139	1,387,206
Noncontrolling interest	29,282	12,543
Total equity	1,476,421	1,399,749
Total liabilities and equity	$3,041,650	$2,752,334

(1) Amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.

HEALTHCARE TRUST OF AMERICA, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)
(Unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Revenues:
Rental income	$94,896	$83,448	$369,571	$319,043
Interest income from real estate notes receivable	100	684	1,934	2,558
Total revenues	94,996	84,132	371,505	321,601
Expenses:
Rental	28,329	24,881	113,508	97,316
General and administrative	6,810	5,803	24,947	24,448
Acquisition-related	898	4,437	9,545	7,523
Depreciation and amortization	36,086	33,922	140,432	121,647
Listing	—	—	—	4,405
Total expenses	72,123	69,043	288,432	255,339
Income before other income (expense)	22,873	15,089	83,073	66,262
Other income (expense):
Interest expense:
Interest related to derivative financial instruments	(1,756)	(1,866)	(5,904)	(5,314)
Net gain (loss) on change in the fair value of derivative financial instruments	(2,013)	2,223	(2,870)	10,796
Total interest related to derivative financial instruments, including net change in the fair value of derivative financial instruments	(3,769)	357	(8,774)	5,482
Interest related to debt	(13,783)	(11,398)	(51,585)	(47,102)
Gain on sales of real estate	16,128	—	27,894	—
Loss on extinguishment of debt, net	—	—	(4,663)	—
Other income	8	14	49	42
Net income	$21,457	$4,062	$45,994	$24,684
Net income attributable to noncontrolling interests	(265)	—	(623)	(423)
Net income attributable to common stockholders	$21,192	$4,062	$45,371	$24,261
Earnings per common share - basic: (1)
Net income attributable to common stockholders	$0.17	$0.03	$0.38	$0.21
Earnings per common share - diluted: (1)
Net income attributable to common stockholders	$0.17	$0.03	$0.37	$0.21
Weighted average number of common shares outstanding: (1)
Basic	122,439	118,403	119,904	114,038
Diluted	123,732	119,670	121,168	114,970

(1) Amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.

HEALTHCARE TRUST OF AMERICA, INC.
NOI, CASH NOI AND SAME-PROPERTY CASH NOI
(In thousands)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income	$21,457	$4,062	$45,994	$24,684
General and administrative expenses	6,810	5,803	24,947	24,448
Acquisition-related expenses	898	4,437	9,545	7,523
Depreciation and amortization expense	36,086	33,922	140,432	121,647
Listing expenses	—	—	—	4,405
Interest expense and net change in fair value of derivative financial instruments	17,552	11,041	60,359	41,620
Gain on sales of real estate	(16,128)	—	(27,894)	—
Loss on extinguishment of debt, net	—	—	4,663	—
Other income	(8)	(14)	(49)	(42)
NOI	$66,667	$59,251	$257,997	$224,285
NOI percentage growth	12.5%		15.0%

NOI	$66,667	$59,251	$257,997	$224,285
Straight-line rent adjustments, net	(1,927)	(1,619)	(8,106)	(6,553)
Amortization of below and above market leases, net	661	542	2,553	2,118
Lease termination fees	(9)	—	(48)	(36)
Cash NOI	$65,392	$58,174	$252,396	$219,814
Notes receivable interest income	(31)	(613)	(1,563)	(2,267)
Non Same-Property Cash NOI	(8,546)	(2,540)	(44,797)	(17,550)
Same-Property Cash NOI (1)	$56,815	$55,021	$206,036	$199,997
Same-Property Cash NOI percentage growth	3.3%		3.0%

(1) Same-Property includes 269 and 256 buildings for the three months and year ended December 31, 2014 and 2013, respectively.
NOI is a non-GAAP financial measure that is defined as net income or loss (computed in accordance with GAAP) before (i) general and administrative expenses, (ii) acquisition-related expenses, (iii) depreciation and amortization expense, (iv) listing expenses, (v) interest expense and net change in fair value of derivative financial instruments, (vi) gain or loss on sales of real estate (vii) gain or loss on extinguishment of debt, and (viii) other income or expense. HTA believes that NOI provides an accurate measure of the operating performance of its operating assets because NOI excludes certain items that are not associated with the management of the properties. Additionally, HTA believes that NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. NOI should be reviewed in connection with other GAAP measurements.
Cash NOI is a non-GAAP financial measure which excludes from NOI (i) straight-line rent adjustments, (ii) amortization of below and above market leases and (iii) lease termination fees. HTA believes that Cash NOI provides another measurement of the operating performance of its operating assets. Additionally, HTA believes that Cash NOI is a widely accepted measure of comparative operating performance of REITs. However, HTA’s use of the term Cash NOI may not be comparable to that of other REITs as they may have different methodologies for computing this amount. Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Cash NOI should be reviewed in connection with other GAAP measurements.
To facilitate the comparison of Cash NOI between periods, HTA calculates comparable amounts for a subset of its owned properties referred to as “Same-Property.” Same-Property Cash NOI excludes properties which have not been owned and operated by HTA during the entire span of all periods presented or are intended to be sold in the near term, notes receivable interest income and certain non-routine items. Same-Property Cash NOI should not be considered as an alternative to net income or loss (computed in accordance with GAAP) as an indicator of our financial performance. Same-Property Cash NOI should be reviewed in connection with other GAAP measurements.

HEALTHCARE TRUST OF AMERICA, INC.
FFO, NORMALIZED FFO AND NORMALIZED FAD
(In thousands, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2014	2013	2014	2013
Net income attributable to common stockholders	$21,192	$4,062	$45,371	$24,261
Depreciation and amortization expense	35,923	33,922	140,269	121,647
Gain on sales of real estate	(16,128)	—	(27,894)	—
FFO	$40,987	$37,984	$157,746	$145,908
Acquisition-related expenses	898	4,437	9,545	7,523
Listing expenses	—	—	—	4,405
Net (gain) loss on change in fair value of derivative financial instruments	2,013	(2,223)	2,870	(10,796)
Loss on extinguishment of debt, net	—	—	4,663	—
Noncontrolling income (loss) from partnership units included in diluted shares	238	(13)	490	371
Other normalizing items (1)	1,116	(131)	1,325	423
Normalized FFO	$45,252	$40,054	$176,639	$147,834
Other income	(8)	(14)	(49)	(42)
Non-cash compensation expense	1,103	518	4,382	1,887
Straight-line rent adjustments, net	(1,927)	(1,619)	(8,106)	(6,553)
Amortization of below and above market leases, net	661	542	2,553	2,118
Deferred revenue - tenant improvement related	(217)	(178)	(620)	(516)
Amortization of deferred financing costs and debt discount/premium (1)	656	755	2,394	3,211
Recurring capital expenditures, tenant improvements and leasing commissions	(5,548)	(5,130)	(22,045)	(14,925)
Normalized FAD	$39,972	$34,928	$155,148	$133,014

Net income attributable to common stockholders per diluted share (2)	$0.17	$0.03	$0.37	$0.21
FFO adjustments per diluted share, net (2)	0.16	0.29	0.93	1.06
FFO per diluted share (2)	$0.33	$0.32	$1.30	$1.27
Normalized FFO adjustments per diluted share, net (2)	0.04	0.01	0.16	0.02
Normalized FFO per diluted share (2)	$0.37	$0.33	$1.46	$1.29
Normalized FAD adjustments per diluted share, net (2)	(0.05)	(0.04)	(0.18)	(0.13)
Normalized FAD per diluted share (2)	$0.32	$0.29	$1.28	$1.16

Weighted average number of diluted common shares outstanding (2)	123,732	119,670	121,168	114,970

(1) For the three months and year ended December 31, 2014, other normalizing items primarily include the write-off of deferred financing costs related to refinancing our credit facility, which is not included in amortization of deferred financing costs and debt discount/premium.

(2) Amounts have been adjusted retroactively to reflect a 1-for-2 reverse stock split effected December 15, 2014.

HTA computes FFO in accordance with the current standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). NAREIT defines FFO, as net income or loss attributable to common stockholders (computed in accordance with GAAP), excluding gains or losses from sales of property and impairment write-downs of depreciable assets, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. HTA presents this non-GAAP financial measure because it considers it an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs. Historical cost accounting assumes that the value of real estate assets diminishes ratably over time. Since real asset values have historically risen or fallen based on market conditions, many industry investors have considered presentation of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. Because FFO excludes depreciation and amortization unique to real estate, among other items, it provides a perspective not immediately apparent from net income or loss attributable to common stockholders.
HTA’s methodology for calculating FFO may be different from methods utilized by other REITs and, accordingly, may not be comparable to such other REITs. FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. FFO should be reviewed in connection with other GAAP measurements.
HTA computes Normalized FFO, which excludes from FFO (i) acquisition-related expenses, (ii) listing expenses, (iii) net gain or loss on change in fair value of derivative financial instruments, (iv) gain or loss on the extinguishment of debt, (v) noncontrolling income or loss from partnership units included in diluted shares and (vi) other normalizing items. HTA presents this non-GAAP financial measure because it allows for the comparison of our operating performance to other REITs and between periods on a consistent basis. HTA’s methodology for calculating Normalized FFO may be different from the methods utilized by other REITs and, accordingly, may not be comparable to other REITs. Normalized FFO should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund our needs. Normalized FFO should be reviewed in connection with other GAAP measurements.
HTA also computes Normalized FAD, which excludes from Normalized FFO (i) other income or expense, (ii) non-cash compensation expense, (iii) straight-line rent adjustments, (iv) amortization of below and above market leases, (v) deferred revenue - tenant improvement related, (vi) amortization of deferred financing costs and debt premium/discount and (vii) recurring capital expenditures, tenant improvements and leasing commissions. HTA believes this non-GAAP financial measure provides a meaningful supplemental measure of its ability to fund its ongoing dividends. Normalized FAD should not be considered as an alternative to net income or loss attributable to common stockholders (computed in accordance with GAAP) as an indicator of our financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of our liquidity, nor is it indicative of sufficient cash flow to fund all of our needs. Normalized FAD should be reviewed in connection with other GAAP measurements.